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                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement of Segue Software, Inc. on Form S-8 of our report dated February 7, 2001 on our audit of the consolidated financial statements of Segue Software, Inc. as of December 31, 2000 and 1999, and for the years then ended, which report is included in the Segue Software, Inc. Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ Grant Thornton LLP
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Grant Thornton LLP

Boston, Massachusetts
April 5, 2001